Exhibit 32.1

CERTIFICATION

Pursuant to 18 United States Code Section 1350,

As adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the three months ended September 30, 2003 of American Seafoods Group LLC (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BERNT O. BODAL
Name: Bernt O. Bodal Title: Chief Executive Officer Date: October 31, 2003

A signed original of this written statement required by Section 906 has been provided to American Seafoods Group LLC and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.